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                                                                     EXHIBIT 4.3
                           CHORDIANT SOFTWARE, INC.

                                 SUBORDINATED
                         REGISTRATION RIGHTS AGREEMENT

     THIS SUBORDINATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of July 19, 2000 by and among CHORDIANT SOFTWARE, INC., a Delaware corporation ("Chordiant") and the Sellers of the capital stock of WHITE SPIDER SOFTWARE, INC., a Delaware corporation (the "Company"), identified on the signature page hereto (the "Sellers").

                                   RECITALS

     A. Chordiant, the Company and the Sellers have entered into a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which Chordiant will acquire all of the issued share capital of the Company and the Sellers will receive shares of common stock of Chordiant. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

     B. Chordiant and certain stockholders of Chordiant ("Rights Holders") entered into that certain Amended and Restated Registration Rights Agreement dated as of September 28, 1999 (the "Original Registration Rights Agreement") pursuant to which Chordiant granted registration rights to the Rights Holders as provided therein.

     C. In connection with the transactions contemplated by the Purchase Agreement, Chordiant has agreed to provide the Sellers with certain subordinated piggyback registration rights as more fully described herein.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

SECTION 1: SUBORDINATED REGISTRATION RIGHTS

     1.1 Registrable Shares. As used in this Agreement, "Registrable Shares" means the shares of common stock of Chordiant, par value $.001 per share ("Chordiant Common Stock") issued to the Sellers pursuant to the Purchase Agreement and any shares of Chordiant Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however:

         (a) Registrable Shares held by a Seller (or permitted transferees, successors or assigns of such Seller) shall cease to be Registrable Shares when:
(i) a registration statement covering such Registrable Shares shall have become effective under the Securities Act of 1933, as amended (the "1933 Act") and such Registrable Shares held by such Seller shall have been disposed of in accordance with such registration statement, or (ii) all of the Registrable Shares then held by a Seller (or permitted transferees, successors or assigns of such Seller) may be transferred pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") during the then current ninety (90) day period; and

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         (b) Registrable Shares shall not include any shares of Chordiant
Common Stock held in any "Escrow Account" pursuant to the Escrow Agreement dated of even date herewith among Chordiant, James St. Jean, as Sellers' Agent, and State Street Bank and Trust Company of California, NA, as Escrow Agent, until such shares shall have been released from such Escrow Account in accordance with the Escrow Agreement.

     1.2 Subordinated Piggyback Registration Rights.

         (a) Whenever Chordiant proposes to register any of its securities under the 1933 Act (including for this purpose a registration effected by Chordiant for stockholders other than the Sellers) in connection with the public offering of such securities (other than a registration (i) on Form S-8, Form S-4 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares, or (ii) with respect to an employee benefit plan, or (iii) solely in connection with a Rule 145 transaction under the 1933 Act), Chordiant shall, each such time, promptly give each Seller written notice of such registration together with a list of the jurisdictions in which Chordiant intends to attempt to qualify such securities under applicable state securities laws.

         (b) Upon the written request of each Seller given within twenty (20) business after delivery of such written notice by Chordiant referred to in (a) above, Chordiant shall, subject to the provisions of paragraph (c) and Section 3 below, use its best efforts to cause all of the Registrable Shares that each such Seller has requested to be registered, to be registered under the 1933 Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Seller or Sellers.

         (c) Chordiant shall promptly advise all holders of Registrable Shares requesting registration hereunder of any limitations imposed pursuant to Section 4.2, and shall notify each Seller of the number of Registrable Shares that may be included in such registration.

         (d) Subject to Section 4.2, Chordiant may include any other shares of Chordiant Common Stock in a registration made pursuant to this Section 1 (including issued and outstanding shares of Chordiant Common Stock as to which the holders thereof have contracted with Chordiant for "piggyback" registration rights).

SECTION 2.  Chordiant's Obligations

     2.1 Registration Statement. In connection with the registration statement referred to in Section 1.2, Chordiant shall:

          (a) Prepare and file with the SEC a registration statement with respect to the Registrable Shares and thereafter use its reasonable efforts to cause such registration statement to become effective for up to one hundred twenty (120) days (or, if longer, during such period of time as Chordiant shall keep a registration statement effective with respect to any shares of its common stock).

          (b) Prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 2.1(a) and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of Chordiant Common Stock covered by such registration statement.


                  SUBORDINATED REGISTRATION RIGHTS AGREEMENT

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         (c) Furnish to the Sellers such numbers of copies of the registration statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, and such other documents as the Sellers may reasonably request, in order to facilitate the public sale or other disposition by the Sellers of the Registrable Shares.

         (d) Promptly notify each Seller, at any time when a prospectus relating thereto covered by a registration statement is required to be delivered under the 1933 Act, upon Chordiant becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter, use reasonable efforts to prepare and file with the SEC as soon as possible and furnish to each Seller a copy of each supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

     2.2 Rule 144. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of Chordiant to the public without registration, Chordiant agrees to:

         (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the closing date of the first registration statement filed by Chordiant;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Chordiant under the 1933 Act and the Securities Exchanges Act of 1934 (the "1934 Act"); and

         (c) furnish to any Seller, so long as the Seller owns any Registrable Shares, forthwith upon request: (i) a written statement by Chordiant that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act; (ii) a copy of the most recent annual or quarterly report of Chordiant and such other reports and documents so filed by Chordiant; and (iii) such other information as may be reasonably requested in order to permit any Seller to avail itself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration or pursuant to such form.

     2.3 Blue Sky Filings. Chordiant shall use its reasonable efforts to register and qualify the securities covered by a registration statement made pursuant to Section 1.2, under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Sellers, provided that Chordiant shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  SUBORDINATED REGISTRATION RIGHTS AGREEMENT

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SECTION 3.  The Sellers' Obligations

     3.1 Documents and Information. In connection with a registration statement made pursuant to Section 1.2, the Sellers shall each:

          (a) Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by Chordiant or any underwriter(s) and which are customary in connection with the registration and offering, provided that any such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Sellers materially greater than the obligations of the Sellers set forth in Section 5.3. Each Seller shall promptly provide to Chordiant such information concerning such Seller, its ownership of Chordiant's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Chordiant.

          (b) Upon receipt of any notice from Chordiant of the happening of any event of the kind described in Section 2.1(d), immediately discontinue disposition of the Registrable Shares pursuant to the registration statement covering such shares until the Sellers' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(d), and, if so directed by Chordiant, deliver to Chordiant all copies of the prospectus covering such Registrable Shares in such Seller's possession at the time of receipt of such notice.

          (c) Not offer, nor permit any person or entity acting on any Seller's behalf (other than an underwriter selected by Chordiant or approved by Chordiant) to offer, any Registrable Shares by means of any preliminary prospectus.

     3.2 Rule 144. The Sellers desiring to sell Registrable Shares in accordance with Rule 144 shall provide such Rule 144 representation letters in usual and customary form and other usual customary documents as may reasonably be requested by Chordiant.

SECTION 4.  Limitations

     4.1 Other Transactions. Chordiant shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Sellers' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when Chordiant, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, in which event Chordiant's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Sellers' rights to make sales pursuant to an effective registration pursuant to Section
1) for a period of not more than 60 days; provided, however, that Chordiant shall not utilize the right described in this Section 4.1 more than twice in any 12-month period.

     4.2 Underwriting; Market Limitation. If the managing underwriter advises Chordiant in writing that market factors require a limitation of the number of shares to be underwritten (including shares held by Rights Holders), then Chordiant shall so advise all holders of Registrable Shares and the number of shares of Registrable Shares that may be included in the registration and underwriting (after

                  SUBORDINATED REGISTRATION RIGHTS AGREEMENT

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including all shares requested by Rights Holders to be so registered) shall be allocated among all Sellers (except those Sellers who have indicated to Chordiant their decision not to distribute any of their Registrable Shares through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Shares held by such Seller at the time of filing the registration statement. No Registrable Shares excluded from the underwriting by reason of the underwriter's market limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Chordiant or the underwriters may round the number of shares allocated to any Seller to the nearest one-hundred (100) shares. If any Seller wishing to sell Registrable Shares disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Chordiant and the managing underwriter.

     4.3 Original Registration Rights Agreement. Notwithstanding any other provision of this Agreement, if the inclusion of any Registrable Shares pursuant to a request made under paragraph 1.2(b) above would adversely affect the rights of any Rights Holder under the Original Registration Rights Agreement or result in a violation or breach of the Original Registration Rights Agreement by Chordiant, Chordiant shall limit the number of Registrable Shares to be included in the registration accordingly (pro rata among the Sellers requesting registration hereunder) so as to comply, at all times, with the provisions of the Original Registration Rights Agreement

     4.4 Delay of Registration. No Seller shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

SECTION 5.  Expenses and Indemnification

     5.1 Certain Fees and Commissions. Chordiant shall pay its own legal and accounting fees and all printing fees in connection with a registration statement filed pursuant to Section 1. Chordiant shall reimburse the Sellers up to a total of $10,000 for reasonable legal fees and costs incurred by the Sellers in connection with the preparation and filing of such registration statement. The Sellers shall pay any additional fees and costs of their own counsel and (except to the extent customarily borne by the underwriters and brokers) all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares.

     5.2 Other Expenses. Chordiant shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

     5.3 Indemnification. In the event any Registrable Shares are included in a registration statement under Section 1:

          (a) Indemnification by Chordiant. To the extent permitted by law, Chordiant will indemnify and hold harmless each Seller, such Seller's heirs, successors and assigns, any underwriter (as defined in the 1933 Act) for such Seller (if selected by Chordiant or approved by Chordiant), and each person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (not prohibited by Section 3.1(c)) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the

                  SUBORDINATED REGISTRATION RIGHTS AGREEMENT

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statements therein, in the context in which made, not misleading; and Chordiant will reimburse each such Seller, such Seller's heirs, successors and assigns, underwriter (if selected by Chordiant or approved by Chordiant) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Seller.

          (b) Indemnification by Sellers. To the extent permitted by law, each Seller will severally (but not jointly and pro rata with the other Sellers) indemnify and hold harmless Chordiant, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) with respect to the Registrable Shares, and each person, if any, who controls Chordiant or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Seller expressly for use in such registration by such Seller. Each Seller will reimburse Chordiant and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Chordiant or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by such Seller.

          (c) Indemnification Procedures. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party within a reasonable time after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include

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both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. If the indemnification provided for in this Section 5.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Seller hereunder exceed the proceeds from the offering received by such Seller.

SECTION 6.  Other Provisions

     6.1 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered in the manner and to the address or facsimile telephone number set forth in Section 5.3 of the Purchase Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

     6.2 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.4 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     6.5 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. A Seller may assign such Seller's rights under this Agreement:
(i) if the transferee or assignee of such securities was a Seller hereunder prior to such transfer, (ii) if such Seller transfers all, but not less than all, of its Registrable Shares to such transferee, (iii) upon the death of a Seller, to the person(s) who receive such Seller's

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Chordiant Common Stock under the laws of descent and distribution, (iv) to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which such Seller transfers Registrable Shares; or (v) prior to, but not after, the filing of a registration statement, any Seller that is a limited liability company or a partnership may assign such Seller's rights under this Agreement to its members or partners. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Sellers, Chordiant, and the respective successors and assigns, if any, of the foregoing.

     6.6 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.7 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.8 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     6.9 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     6.10  Construction.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.


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           (c)  As used in this Agreement, the words "include" and "including"
and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     6.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to effect the intents and purposes of this Agreement.

     6.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Chordiant and James D. St. Jean (as Sellers' Agent (as defined in the Purchase Agreement), acting on behalf of and for all of the Sellers).



                  [Remainder of Page Intentionally Left Blank]




                  SUBORDINATED REGISTRATION RIGHTS AGREEMENT

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IN WITNESS WHEREOF, the parties hereto have executed this SUBORDINATED
REGISTRATION RIGHTS Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

Chordiant:                               Chordiant Software, Inc.


                                         By:  /s/ Steven R. Springsteel
                                              ------------------------------
                                              Name/Title: Executive VP/CFO

Sellers:                                      /s/ James D. St. Jean
                                              ------------------------------
                                              James D. St. Jean

                                              /s/ Timothy Flanders
                                              ------------------------------
                                              Timothy Flanders

                                              /s/ Amy Rohe
                                              ------------------------------
                                              Amy Rohe

                                              /s/ Cynthia M. St. Jean
                                              ------------------------------
                                              Cynthia M. St. Jean

                                              /s/ James W. St. Jean
                                              ------------------------------
                                              James W. St. Jean

                                              /s/ Joan M. St. Jean
                                              ------------------------------
                                              Joan M. St. Jean

                                              /s/ R. Douglas Marshall
                                              ------------------------------
                                              R. Douglas Marshall

                                              /s/ Margaret R. Marshall
                                              ------------------------------
                                              Margaret R. Marshall

                                              /s/ Robert Desrochers
                                              ------------------------------
                                              Robert Desrochers

                                              /s/ Laura A. Desrochers
                                              ------------------------------
                                              Laura Desrochers

                                              /s/ John C. Flanders
                                              ------------------------------
                                              John C. Flanders

                                              /s/ Ronald Rohe
                                              ------------------------------
                                              Ronald Rohe

                                              /s/ Marc Gilman
                                              ------------------------------
                                              Marc S. Gilman


                  SUBORDINATED REGISTRATION RIGHTS AGREEMENT

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